Exhibit 10.2

TIDEWATER Inc.

DIRECTORS RESTRICTED STOCK UNIT PROGRAM

1.Purpose of the Plan.

The purpose of the Tidewater Inc. Directors RSU Program is to promote the interests of Tidewater Inc. (the “Company”) and its stockholders by strengthening the Company’s ability to attract, motivate, and retain directors of experience and ability, and to encourage the highest level of director performance by providing directors with a proprietary interest in the Company’s financial success and growth.

2.Definitions.

Certain terms used herein are defined as follows:

2.1“Award” means an award of RSUs pursuant to this Program and the applicable Equity Plan.

2.2“Award Notice” means any written or electronic notice of grant, evidencing any Award.

2.3“Board” means the Board of Directors of the Company.

2.4“Change of Control” means a “Change of Control” as defined in the applicable Equity Plan, provided such event also constitutes a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the Company’s assets, as such terms are defined in Section 409A.

2.5“Committee” means the Nominating and Corporate Governance Committee of the Board or a subcommittee thereof.  The Committee shall consist of not fewer than two members of the Board, each of whom shall qualify as a “non-employee director” under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, or any successor rule.

2.6“Common Stock” means the common stock, $0.10 par value per share, of the Company.

2.7“Company” or “Tidewater” means Tidewater Inc., a Delaware corporation.

2.8“Compensation Amount” shall mean the dollar amount of compensation that each Director shall receive in the form of RSUs each year, issued under the Equity Plan.  The initial Compensation Amount shall be $115,000 and may be changed from time to time by the Committee.

2.9“Director” means a member of the Board who is not employed by the Company or any of its subsidiaries.

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2.10“Equity Plan” means the Tidewater Inc. 2014 Stock Incentive Plan, as it may be amended from time to time in accordance with its terms, or any successor equity incentive plan of the Company as approved by the Company’s stockholders, as in effect on the date of grant of a given Award.

2.11“Fair Market Value” means (a) if the Common Stock is listed on an established stock exchange or any automated quotation system that provides sale quotations, the closing sale price for a share of the Common Stock on such exchange or quotation system on the applicable date, or if no sale of the Common Stock shall have been made on that day, the closing sale price on the next preceding day on which there was a sale of the Common Stock; (b) if the Common Stock is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, the mean between the quoted bid and asked prices on the applicable date, and if bid and asked prices are not available on such day, the closing sale price on the next preceding day on which such prices were available; and (c) if the Common Stock is not regularly quoted, the fair market value of a share of Common Stock on the applicable date as established by the Committee in good faith.

2.12“Immediate Family Members” mean a Participant’s spouse and any natural or adopted children and grandchildren of the Participant or his or her spouse.

2.13“Participant” means a Director who receives an Award pursuant to this Program and the Equity Plan.

2.14“Program” means this Tidewater Inc. Directors RSU Program, as it may be amended, restated, supplemented, or otherwise modified from time to time in accordance with its terms.

2.15“Restricted Stock Unit” or “RSU” means the right to future delivery of a share of Common Stock granted as part of an Award under, and pursuant to the terms and conditions of, Section 4 of this Program and the Equity Plan.

2.16“RSU Account” means the bookkeeping account maintained for each Participant and maintained in accordance with Section 5.3 and the applicable Equity Plan that reflects (a) all RSUs granted to him or her as part of an Award pursuant to this Program and the Equity Plan, (b) all RSUs added as a result of dividend equivalents deemed to be reinvested in RSUs, and (c) any cash, securities, or property distributions that were not deemed reinvested in additional RSUs.

2.17“Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance issued thereunder.

2.18“Separation from Service” means “separation from service” as a Director as such term is defined under Section 409A.

3.Administration of the Program.

3.1Administrator.  The Program shall be administered by the Committee, which shall have the power to interpret the Program and, subject to its provisions, to prescribe, amend and rescind Program rules and to make all determinations necessary for the Program’s

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administration.  Notwithstanding the foregoing, the Board shall have the authority to amend or discontinue the Program as provided in Section 8.

3.2Committee’s Authority.  All action taken by the Committee in the administration and interpretation of the Program shall be final and binding upon all parties.  No member of the Committee or of the Board will be liable for any action or determination made in good faith by the Committee or the Board with respect to the Program or any RSUs.

3.3Automatic Grants Only.  Neither the Committee nor the Board has the authority to make discretionary grants of RSUs under the Program, although, for the avoidance of doubt, each retains all authority granted pursuant to the Equity Plan.  Grants of RSUs under this Program shall be made only as provided in Section 4.

4.Grant of RSUs.

4.1Source of Shares.  All Awards and the issuance of shares of Common Stock in settlement of the RSUs subject to Award granted pursuant to this Program shall be made under, and subject to all of the terms and conditions of, the Equity Plan, which shall be incorporated by reference into each Award Notice.  In the event of any inconsistency between the Equity Plan and Award Notice on the one hand and this Program on the other, the Equity Plan and Award Notice shall control.  This Program does not constitute a separate source of shares of Common Stock for equity awards to Directors.

4.2Automatic Annual Grant.  Beginning on March 31, 2017 and on each succeeding March 31 that the Program remains in effect, each Participant who has served as a Director since the preceding March 31 shall be automatically granted, pursuant to the Equity Plan and this Program, an Award consisting of a number of RSUs having an aggregate value equal to the Compensation Amount for that year.  The number of RSUs to be granted each year will be determined by dividing the Compensation Amount by the Fair Market Value of a share of Common Stock on the applicable March 31 and rounding up to the nearest whole number of RSUs.  Each such Award shall be compensation for the fiscal year ending on that grant date.

4.3Pro Rata Grants for Partial Year Service.

(a)While the Plan remains in effect, a person who becomes a Director during the fiscal year shall be automatically granted, pursuant to the Equity Plan and this Program, an Award consisting of a pro rata number of RSUs on the following March 31, calculated as follows (rounding up to the nearest whole number):

Compensation Amount	X	Number of calendar days between the date the person becomes a Director and the following March 31 365	=	Pro rata portion of Compensation Amount

Pro rata portion of

       Compensation Amount       =Number of RSUs granted

Fair Market Value of a share

of Common Stock on the March 31

following the date the new

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Director joined the Board

(b)While the Plan remains in effect, a person who has a Separation from Service as a Director during the fiscal year for any reason shall be automatically granted, pursuant to the Equity Plan and this Program, an Award consisting of a pro rata number of RSUs effective on the date the Director has a Separation from Service, calculated as follows (rounding up to the nearest whole number):

Compensation Amount	X	Number of calendar days between the preceding March 31 and the date the person ceased to be a Director 365	=	Pro rata portion of Compensation Amount

Pro rata portion of

       Compensation Amount       =Number of RSUs granted

Fair Market Value of a share

of Common Stock on the date the

Director has a Separation

from Service

(c)While the Plan remains in effect, in the event of a Change of Control during the fiscal year, a Director shall be automatically granted, pursuant to the Equity Plan and this Program, an Award consisting of a pro rata number of RSUs immediately prior to the effectiveness of the Change of Control, calculated as follows (rounding up to the nearest whole number):

Compensation Amount	X	Number of calendar days between the preceding March 31 and the date of the Change of Control 365	=	Pro rata portion of Compensation Amount

Pro rata portion of

       Compensation Amount       =Number of RSUs granted

Fair Market Value of a share

of Common Stock on the date

preceding the Change of Control

5.Terms and Conditions of RSUs.

5.1Subject to the terms, conditions, and restrictions set forth in this Program or in an Award Notice, each RSU granted subject to an Award pursuant to this Program and the Equity Plan represents the right to automatically receive from the Company one share of Common Stock.  Each RSU will be vested immediately upon grant, but delivery of the share of Common Stock will be deferred as provided in this Section 5.

5.2As provided in this Section 5.2, settlement and payout of each Award shall be made upon the earlier to occur of (1) a Change of Control; (2) the date(s) provided on the

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deferral election form (the “Deferral Election Form”) submitted by the Director or, if no such election is made, the default date provided in Section 5.2(c); or (3) the Director’s death.

(a)Any Deferral Election Form must be submitted prior to the beginning of the calendar year in which the services for which such Award is to be granted are performed.  For example, a deferral election for an Award to be issued March 31, 2017 for services rendered from April 1, 2016 through March 31, 2017 must be completed, executed, and delivered to the Company no later than December 31, 2015.  A new Director may make an initial deferral election, with respect to compensation for services to be performed after the election, within 30 days after the date the Director first joins the Board and is eligible to participate in the Plan.

(b)The Deferral Election Form permits each Director to elect to receive settlement of an Award (i) on his or her Termination Date; (ii) on any one of the first five anniversaries of the date of grant, provided the Director at the time of the election has met the Company’s then-current Stock Ownership Guidelines; or (iii) the earlier to occur of (i) or (ii) (the earliest selected date for such Award, the “Trigger Date”).  The Director may elect to receive settlement and payout of such Award either (x) all at once on the 15th day following the Trigger Date or (y) in substantially equal annual installments over a period of no less than two and no more than five years beginning on the 15th day following the Trigger Date and continuing on the applicable number of anniversary dates of such initial payment date.

(c)If a Participant does not submit an initial Deferral Election Form, the Participant shall be deemed to have chosen to receive settlement of the Award on the 15th day following his or her Termination Date.  Once a Participant submits a Deferral Election Form with respect to a particular Award, such election will remain in force for Awards granted in future years unless he or she revokes that election by submitting a new Deferral Election Form within the timeframe required by Section 5.2(a).

(d)Notwithstanding any election made by a Participant, (i) in the event of a Change of Control, all outstanding Awards shall settle and be paid out in shares of Common Stock to each Participant at the closing of the Change of Control and (ii) in the event of a Participant’s death, all of his or her outstanding Awards shall be settle and be paid out in shares of Common Stock in accordance with Section 7.5 within 15 days of the Participant’s death.

(e)After the deadline for filing a Deferral Election Form has passed with respect to a given Award, a Participant may elect to further defer receipt of the payout of the RSUs in that Award for an additional five-year period by completing a subsequent Deferral Election Form.  Any such election must comply with the rules of Section 409A governing subsequent deferral elections, including that (i) the election will not take effect for at least 12 months, (ii) the election must be made at least 12 months prior to the scheduled payment date, and (iii) the new date for payout must be at least five years after the scheduled payment date.

5.3Each Award shall be credited to an RSU Account for each Participant.  Each RSU Account shall reflect the number of RSUs awarded to the Participant in a given Award, as such number may be adjusted under the terms of the Equity Plan, as well as any additional RSUs, cash, or other property credited as a result of dividend equivalents, administered as follows:

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(a)The RSU Account shall be for recordkeeping purposes only, and no assets or other amounts shall be set aside from the Company’s general assets with respect to such RSU Account.

(b)If the Company declares a cash dividend payable any time between the time an RSU is granted to a Participant and the date the RSU settles in shares of Common Stock, the Participant shall be credited with an amount equal to any cash that would have been received as a dividend had his or her outstanding RSUs been shares of Common Stock as of the record date with respect to which such cash dividend is to paid.  The Company shall credit such amount to the Participant’s RSU Account, converting it into additional RSUs based on the Fair Market Value of a share of Common Stock on the date of payment, rounding to the nearest whole RSU.

(c)If dividends are declared and paid in the form of shares of Common Stock rather than cash, then each RSU Account shall be credited with one additional RSU for each share of Common Stock that would have been received as a dividend had the Participant’s outstanding RSUs been shares of Common Stock on such date.

(d)Except as otherwise provided in this Section 5.3, if any dividends or distributions are made in securities or property other than cash or shares of Common Stock, each RSU Account shall be credited with the Fair Market Value, in cash, of any such dividends or distributions that would have been received had the Participant’s outstanding RSUs been shares of Common Stock on such date.  Notwithstanding the foregoing, Committee may, in its discretion, deposit in each Participant’s RSU Account the securities or property comprising such dividend or distribution in lieu of crediting the RSU Account with the cash Fair Market Value of such dividend or distribution.

(e)Any additional RSUs credited via dividend equivalents or any other securities or property credited to a Participant’s Account as provided in this Section 5.3 shall settle and be paid out at the same time and on the same terms as the RSUs to which they relate.

5.4Once shares of Common Stock have been issued to a Participant in settlement of his or her RSUs, the Participant is free to hold or dispose of such shares, subject to applicable securities laws and any internal Company policy then in effect and applicable to the Participant, such as Tidewater’s Policy Statement on Insider Trading and Director Stock Ownership Guidelines.  Notwithstanding the foregoing and except as provided in Section 5.3, an RSU shall not entitle the Participant to any incidents of ownership (including, without limitation, dividend and voting rights) in any share of Common Stock.

5.5Notwithstanding anything in this Program to the contrary, the Company may elect to settle an RSU in whole or in part in cash if, as of the date of payment, an insufficient number of shares of Common Stock remain available for grant under the Equity Plan.

6.Adjustment Provisions.

In the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other change in the Common Stock, the number of outstanding RSUs granted pursuant to this Program and the Equity Plan and credited to an RSU Account shall be equitably adjusted in proportion to the change in outstanding shares of Common Stock, as provided in the applicable Equity Plan.

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7.General Provisions.

7.1Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Participant any right to continue as a Director or affect the right of the Company to terminate the services of any Participant.

7.2No Awards, RSUs, or rights to payments or shares of Common Stock hereunder may be transferred, pledged, assigned or otherwise encumbered by a Participant except:

(a)by will;

(b)by the laws of descent and distribution; or

(c)(i) to Immediate Family Members, (ii) to a partnership in which the Participant and/or Immediate Family Members, or entities in which the Participant and/or Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole partners, (iii) to a limited liability company in which the Participant and/or Immediate Family Members, or entities in which the Participant and/or Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole members, (iv) to a trust for the sole benefit of the participant and/or Immediate Family Members, or (v) to a charity or other non-profit organization.

Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Award, RSU, or right to payment thereunder or levy of attachment, or similar process upon an Award, RSU, or right to payment hereunder not specifically permitted herein, shall be null and void and without effect.

7.3Each Award shall be evidenced by an Award Notice, including terms and conditions consistent with this Program and the Equity Plan, as the Committee may determine.

7.4The Program is intended to comply with the requirements of Section 409A and shall be construed accordingly.

7.5Each Participant shall have the right, at any time, to designate a Beneficiary or Beneficiaries to receive, in the event of the Participant’s death, those benefits payable under the Program and the Equity Plan.  The Beneficiary(ies) designated under the Program may be the same as or different from the Beneficiary designation made under any other plan of the Company.  If a Participant fails to designate a Beneficiary, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s designated Beneficiary shall be deemed to be his surviving spouse.  If the Participant has no surviving spouse, the benefits remaining under the Program and the Equity Plan shall be payable to the executor or personal representative of the Participant’s estate.  The payment of benefits under this Program and the Equity Plan to a Beneficiary shall fully and completely discharge the Company and the Committee from all further obligations under this Program and the Equity Plan with respect to the Participant.

7.6Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests, or claims in any property or assets of the Company.  For purposes of the payment of benefits under this Program, any and all of the Company’s assets,

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shall be, and remain, the general unrestricted assets of the Company.  The Company’s obligation under the Program shall be merely that of an unfunded and unsecured promise to issue shares in the future under a stockholder-approved equity incentive plan.

8.Amendment, Discontinuance or Termination of the Program.

The Board may amend or discontinue the Program at any time; provided, however, that no such amendment may materially impair, without the consent of the Participant, an Award previously granted, unless required in order to bring the Program into compliance with Section 409A; and, provided further, that no amendment or discontinuance may accelerate the timing of the settlement of Awards, unless the amendment or discontinuance is permitted by Section 409A.

Approved by the Board on November 12, 2015 and effective as of April 1, 2016.

Tidewater Inc.

By:           /s/ Joseph M. Bennett

Joseph M. Bennett

Executive Vice President and Chief Investor Relations Officer

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